PRINCOR FINANCIAL SERVICES CORPORATION
                          The Principal Financial Group
                            SMB Distribution Support
                           Des Moines, Iowa 50392-0470
                                 (800) 388-4793
                               FAX: (515) 235-5538


                               PRINCIPAL ADVANTAGE
                                SELLING AGREEMENT


Principal Life Insurance Company ("Principal"), directly or through its affiliates, provides administrative services to employer-sponsored retirement plans ("Plans") in a service package called Principal Advantage. Through Principal Advantage, plan sponsors are able to make available as investment options under their Plans shares of Principal Investors Fund, Inc. ("the Fund"), Russell LifePoints Fund, certain other mutual funds ("Access Funds") and general securities (through Principal Self-Directed Brokerage Accountssm referred to herein as "Brokerage Window). Principal Life Insurance Company also makes available to Principal Advantage customers a guaranteed-interest investment option, in the form of a group annuity contract called Custodial Guaranteed Fund ("CGF").

Princor Financial Services Corporation ("Princor", "We" or "Us") is the principal underwriter, as defined in the Investment Company Act of 1940, of the shares ("Shares") of the Fund, an open-end series investment company incorporated in the state of Maryland. We understand that Broker/Dealer ("You") are a member of the National Association of Securities Dealers, Inc. ("NASD") and, on the basis of this understanding, invite You to become a member of the Selling Agreement to distribute Shares of the Fund to Plans according to the terms and conditions described in Section A below. In addition Sections B (Russell LifePoints Funds), C (Access Funds) and D (Brokerage Window) below set forth the terms and conditions pursuant to which We will compensate You for the referral of plan sponsors to Us for the purchase of Russell LifePoints Funds, Access Funds and general securities in connection with a Plan. Section E of this Agreement sets forth the terms and conditions that apply to sales and compensation with respect to the CGF group annuity contract. Section F of this Agreement sets forth terms and conditions that apply to the entire Agreement.

Section A - Principal Investors Fund Selling Group Agreement

1. Each party to this Agreement represents that it currently is and, while this Agreement is in effect, will continue to be a member in good standing of the NASD and agrees to abide by all rules and regulations of the NASD, including the NASD Rules of Conduct. If You are a foreign dealer, not eligible for membership in the NASD, You nonetheless agree to abide by the rules and regulations of the NASD. Both parties agree to comply with all applicable state and federal laws, rules and regulations of the Securities and Exchange Commission ("SEC"), and other authorized United States or foreign regulatory agencies. You agree that You will not sell, offer for sale, or solicit Shares in any state where they have not been qualified for sale. You further agree that any sale of Shares to an employee benefit plan is either not a prohibited transaction under the Employee Retirement Security Act of 1974 or is covered under a prohibited transaction exemption. You will solicit applications and sell Shares only in accordance with the terms and on the basis of the representations contained in the then current Fund Prospectus, Statement of Additional Information and any supplemental information furnished by Us.

2. You represent that You are currently a member of the Securities Investors Protection Corporation ("SIPC") and, while this Agreement is in effect, will continue to be a member of SIPC. You agree to notify Us immediately if your SIPC membership status changes.

3. Orders for Shares received pursuant to this Agreement and accepted by Us will be at the current public offering price applicable to each order as established by the then current Fund Prospectus. Both the Fund and We reserve the right, without notice to You, to suspend sales or withdraw the offering of Shares temporarily or permanently, or to cancel this Agreement, which shall be construed in accordance with the laws of the state of Iowa. All orders are subject to acceptance by Us and the Fund and each reserves the right to reject any order in whole or in part.

4. Shares may be purchased only through Us. Purchases through Us shall be made only for the purpose of covering purchase orders You receive from your customers, and We agree that We will not place orders for the purchase of Shares from the Fund except to cover purchase orders received by Us.

5. The Fund has adopted Distribution Plan(s) (the "12b-1 Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") for certain classes of the shares the Fund issues. The Agreement defines services You will provide for which We will compensate You pursuant to the 12b-1 Plan.

     (a) As a Selling Group Member, You agree to provide distribution assistance and administrative support services in connection with the distribution of Shares to customers who may from time to time directly or beneficially own Shares, including but not limited to distributing sales literature, answering routine customer inquiries regarding the Fund, assisting in the establishment and maintenance of accounts in the Fund, and providing such other information and services in connection with the distribution of the Fund Shares as may be reasonably requested from time to time.

     (b) For such services, You will be compensated in accordance with attached Exhibit A.

     (c) The 12b-1 Plan may be terminated at any time without payment of any penalty by the Fund in accordance with the rules governing such plans promulgated by the SEC.

     (d) The provisions of the 12b-1 Plan are incorporated herein and made a part hereof by reference, and will continue in full force and effect so long as its continuance is approved at least annually pursuant to Rule 12b-1.

6. You agree that You will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

7. You agree to sell shares only to Plan sponsors for whom such shares are suitable investments and that You are solely responsible to assure the suitability of shares You recommend to such Plan sponsors.

8. You agree to sell Shares only to (a) your customers at the public offering price then in effect; or (b) Us as agent for the Fund or to the Fund itself at the redemption price, as described in the Fund's then current Prospectus or Statement of Additional Information.

9. If client money flows through You, You agree to pay Us promptly but in no case no later than one (1) business day after receiving client money. Alternatively, if You so specify, We will make delivery by draft on You, the amount of which draft You agree to pay on presentation to You. If You do not pay Us promptly or if You do not pay Us the amount of the draft upon presentation to You, We reserve the right to forthwith cancel the sale or, at our option, to resell the Shares to the Fund at the then prevailing offering price in which latter case You agree to be responsible for any loss resulting to the Fund or to Us from your failure to make payment as stated.

10. If any Shares sold under the terms of this Agreement are repurchased by the Fund or by Us as agent, or are tendered to the Fund for redemption within seven (7) business days after the date of our confirmation to You of the original purchase order therefore, You agree to pay forthwith to Us the full amount of the compensation allowed to You on the original sale. We shall notify You of such repurchase within ten (10) days of the effective date of such repurchase.

11. No person is authorized to make any representation concerning the Fund or its Shares except those contained in the Fund's then current Prospectus, Statement of Additional Information or any such information as may be released by the Fund as information expressly supplemental to such Prospectus or Statement of Additional Information. In purchasing Shares through Us You shall rely solely on the representations contained in the Fund's then current Prospectus, Statement of Additional Information and supplemental information previously mentioned.

12. We will supply additional copies of any Prospectus, Statement of Additional Information or supplemental information issued by Us to Selling Group Members in reasonable quantities upon request.

13. In no transaction shall You have any authority whatsoever to act as agent of the Fund or of Us or of any other Selling Group Member. Nothing in this Agreement shall constitute either party the agent of the other or constitute You or the Fund the agent of the other. In all transactions in the Shares between You and Us, We are acting as agent for Fund and not as principal.

14. We reserve the right, from time to time, to modify the compensation You are entitled to receive under paragraph 5.

15. You agree to indemnify the Fund and to hold the Fund harmless from any damages or expenses resulting from any wrongful act or omission, not in compliance with this Agreement by You or any of your employees, representatives or agents.

Section B - Referral  for Russell LifePoints Fund

1. If a Plan sponsor is interested in offering Plan participants the opportunity to direct Plan contributions to Russell LifePoints Fund, You will refer the Plan sponsor to Us. We will be responsible for reviewing Russell LifePoints Fund with the Plan sponsor and assuring any recommendation We make regarding this investment is suitable. We will also be responsible for supervising the activities of Our registered representative with respect to the sale of Russell LifePoints Fund shares.

2. For such referrals, You will be compensated in accordance with attached Exhibit A. We reserve the right, from time to time, to modify the compensation You are entitled to receive under this paragraph.

3. We will be designated as the "broker-dealer of record" for Russell LifePoints Fund sales.

Section C - Referral  for Access Funds

1. If a Plan sponsor is interested in offering Plan participants the opportunity to invest Plan contributions in Access Funds, You will refer the Plan sponsor to Us. We will be responsible for reviewing Access Funds with the Plan sponsor and assuring any recommendation We make regarding these investments is suitable. We will also be responsible for supervising the activities of Our registered representative with respect to such investments.

2. For such referrals, You will be compensated in an amount equal, on an annualized basis, of up to 0.25% of the average net assets attributable to shares sold. We reserve the right, from time to time, to modify the compensation You are entitled to receive under this paragraph.

3. We will be designated as the "broker-dealer of record" for Access Funds sales

Section D - Referral for Brokerage Window

1. If a Plan sponsor is interested in offering Plan participants the opportunity to invest Plan contributions in securities through Our Brokerage Window, You will refer the Plan sponsor to Us. We will be responsible for reviewing Brokerage Window with the Plan sponsor and assuring any recommendation We make regarding this investment is suitable. We will also be responsible for supervising the activities of Our registered representative with respect to such investment.

2. We will be designated as the "broker-dealer of record" on Brokerage Window accounts. Brokerage Window allows 401(k) plan members to develop their own portfolios of individual stocks, bonds, mutual funds and other investments.

3. For such referrals, You will be compensated in an amount equal, on an annualized basis, of up to 0.25% of the Plan assets invested in Brokerage Window Accounts. We reserve the right, from time to time, to modify the compensation You are entitled to receive under this paragraph.

Section E - Sales and Compensation for CGF Group Annuity Contract

1. If a Plan sponsor is interested in offering Plan participants the opportunity to direct Plan contributions to the CGF group annuity contract, and if You or your registered representative held an applicable license and appointment for the sales of products from Principal Life Insurance Company at the time solicitation of interest in CGF occurred, then the sale of the CGF may be completed according to its terms and You will be compensated by the payment of a commission determined in accordance with attached Exhibit A as appropriately applied to a non-registered security.

2. You agree that the provisions of Section A applicable to sales supervision, suitability, sales conduct, settlement, and indemnification apply to this Section E.

3. We reserve the right, from time to time, to modify the compensation You are entitled to receive under this Section E.

Section F - General Provisions

1. All communications to Us shall be sent to The Principal Financial Group, SMB Distribution Support, Des Moines, Iowa 50392-0470. Any notice to You shall be duly given if mailed or electronically sent to You at your address as registered from time to time with the NASD.

2. This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its assignment by You, whether by operation of law or otherwise.

3. The parties to this Agreement hereby agree to indemnify and hold harmless each other, their officers and directors, and any person who is or may be deemed to be a controlling person of each other, from and against any losses, claims, damages, liabilities or expenses (including reasonable fees of counsel) to which any such person or entity may become subject insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:

     (a) any untrue statement or alleged untrue statement of material fact, or any omission or alleged omission to state a material fact made or omitted by it; or

     (b) any willful misfeasance or gross misconduct by it in the performance of its duties and obligations here under.

4. Each party will notify the other immediately upon becoming aware of any customer complaint, regulatory inquiry either written or verbal, or upon any disciplinary action taken against a registered representative by either party to this Agreement, the NASD, or any state or federal regulatory body which relates to any sale or pending sale of Shares pursuant to this Agreement.

5. This Agreement shall become effective upon complete execution, and shall supersede any and all prior Selling Agreements relating to Fund Shares. All amendments to this Agreement shall take effect with respect to and on the date of any orders placed by You after the date set forth in the notice of amendment sent to You by Us.

6. No obligation not expressly assumed by Us in this Agreement shall be implied.

7. If any part or provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part or provision shall be ineffective to the extent of such invalidity or enforceability only, without in any way affecting the remaining parts of said part or provision or the remaining parts or provisions of the Agreement.

8. This Agreement is in all respects subject to the Rules of Conduct of the NASD that shall control any provisions to the contrary in this Agreement.

9.   Confidentiality

     a. You acknowledge that, in the course of performing your duties under this Agreement or otherwise, You may receive or learn information about individuals who have applied for or purchased financial products or financial services from Us, including, but not limited to, personal, financial and/or health information ("Confidential Information"). You agree that You will keep all Confidential Information strictly confidential; and, that You will not use or disclose to any affiliate or third party, either orally or in writing, any Confidential Information for any purpose other than the purpose for which the Confidential Information was provided to You. Without limiting any of the foregoing, You agree to take all precautions that are reasonably necessary to protect the security of the Confidential Information You agree to restrict access to the Confidential Information to those employees who need to know that information to perform your duties under this Agreement. You further agree that, upon our request, You will return to Us all tangible items containing any Confidential Information, including all copies, abstractions and compilations thereof, without retaining any copies of the items required to be returned. The obligations of this paragraph extend to your employees, agents, affiliates and contractors, and You shall inform such persons of their obligations hereunder.

     b. Notification obligation. Upon learning of any unauthorized disclosure or use of any Confidential Information, You shall notify Us promptly and cooperate fully with Us to protect such Confidential Information.

     c. Disclosure required by law. If You believe You are required by law or by a subpoena or court order to disclose any Confidential Information, You, prior to any disclosure, shall promptly notify Us in writing attaching a copy of the subpoena, court order or other demand and shall make all reasonable efforts to allow Us an opportunity to seek a protective order or other judicial relief.

     d. Compliance with law. In connection with its performance under this Agreement, You agree to comply with all applicable laws, including but not limited to laws protecting the privacy of non-public personal information about individuals.

     e. Survival. The provisions of this Agreement relating to confidentiality shall survive termination or expiration of this Agreement.

10. If the foregoing represents your understanding, please so indicate by signing in the proper space below.

                            PRINCOR FINANCIAL SERVICES CORPORATION


                            By:
                               -------------------------------------------------

                            Title: Vice President - Princor

We accept the offer set forth above, which constitutes a Selling Agreement with Us.

                            BY:
                                ------------------------------------------------
                                                           Signature

                            TITLE:
                                   ---------------------------------------------
                                                    Please type or print name

                            MEMBER:
                                   ---------------------------------------------

                            ADDRESS:
                                    --------------------------------------------

                            DATE:
                                 -----------------------------------------------


Please sign the Agreement in duplicate and return both copies to SMB Distribution Support. We will return an original executed copy for your files.

                       EXHIBIT A - Compensation Schedules


You are paid Dealer Compensation in accordance with the following schedule(s) based on each employer sponsored retirement plan's assets pursuant to the Principal Investors Fund Selling Group Agreement as follows:

General Guidelines

Compensation will not be paid, nor will it accrue, until the Principal Investors Fund Selling Group Agreement has been fully executed. Compensation will be calculated based on the compensation schedules listed below, and is paid in accordance with the following general guidelines.

- First Year deposit-based compensation (if applicable) is paid on a semi-monthly basis for the First Year. For purpose of deposit-based schedules, First Year means the 12 month period, beginning with the month in which the plan is established. For purposes of these schedules, Deposits means outside prior retirement funds and new plan deposits as determined and received by us during the First Year, and used to purchase investment options to which this Exhibit A applies. Excluded are matured amounts reinvested under the contract, forfeitures that may be reallocated or used to offset plan contributions, and assets transferred within the Principal Advantage program.

- First Year asset-based compensation (if applicable) is paid at the end of each calendar quarter for the First Year. For purpose of asset-based schedules, First Year means a period beginning when the plan is established. If a plan's transfer assets are not received during the first quarter in which the plan is established, asset-based compensation is paid for the quarter during which plan transfer assets are received and the following three quarters (not to exceed five quarters from the first payment of compensation). For purposes of these schedules, Assets is defined as the average daily assets for each calendar quarter invested in the investment options to which this Exhibit A applies. Asset-based compensation is calculated at an annual rate that accrues daily and is payable each calendar quarter.

- Asset-based trailer compensation (compensation paid after the First Year) is paid at the end of the calendar quarter. For compensation schedules that pay First Year deposit-based compensation, the asset-based trailer is paid at the end of the first calendar quarter that occurs after the end of the First Year, and each subsequent calendar quarter. For compensation schedules that pay First Year asset-based compensation, the asset-based trailer is first paid at the end of the calendar quarter following the last quarterly payment of First Year asset-based compensation and at the end of each subsequent calendar quarter. For purposes of these schedules, Assets is defined as the average daily assets for each calendar quarter invested in the investment options to which this Exhibit A applies. Asset-based trailer compensation is calculated at an annual rate that accrues daily and is payable each calendar quarter.

- All assets subject to the same compensation schedule will be aggregated and applied to the compensation schedule as a combined amount.

Standard Compensation Schedules

Standard compensation schedules vary, and will be subject to underwriting approval prior to sale. Certain compensation schedules may not be available with all share classes.

Additional non-standard scales may be made available with underwriting approval.

----------------------------------------------------------------------------------------------------------------------------------
                         Standard Compensation Schedules
----------------------------------------------------------------------------------------------------------------------------------
------------------- ----------------------- -------------------- ----------------------- -----------------------------------------
                                            Compensation
Compensation        Deposits                Rate             Assets                  Compensation Rate on Assets
Schedule                                    on Deposits
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
Asset 50 Flat -     N/A                     N/A           All Assets              Up to 0.50%
Maximum
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------

------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
Asset 25 Graded     N/A                     N/A           The first $10,000,000   0.25%
                                                          The next $20,000,000    0.20%
                                                          Excess over $30,000,000 0.15%
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------

------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------- ----------------------
Asset 50/25 Scale   N/A                     N/A                                       First 4 calendar         Subsequent calendar
                                                                                          quarters                   quarters
                    Effective 8-1-2003                    The first $10,000,000            0.50%                      0.25%
                    This scale is no                      The next $20,000,000             0.40%                      0.20%
                    longer available                      Excess over $30,000,000          0.30%                      0.15%
------------------- ----------------------- ------------- ----------------------- ------------------------- ----------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------

------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
Deposit 100 / Asset First Year Deposits                   All Assets              Paid at end of the first calendar quarter that
25 Low                                                                            occurs after the end of the First Year, and each
                    The first $4,000,000    1.00%                                 subsequent calendar quarter.
                    The next $6,000,000     0.50%
                    Excess over $10,000,000 0.25%                                 0.25%
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------

------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
Deposit 100 / Asset First Year Deposits                   All Assets              Paid at end of the first calendar quarter that
25 High                                                                           occurs after the end of the First Year, and each
                    The first $10,000,000   1.00%                                 subsequent calendar quarter.
                    Excess over $10,000,000 0.25%
                                                                                  0.25%
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------

------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------
Deposit 50/ Asset   First Year Deposits                   All Assets              Paid at end of the first calendar quarter that
25 Based                                                                          occurs after the end of the First Year, and each
                    The first $10,000,000   0.50%                                 subsequent calendar quarter.
                    Excess over $10,000,000 0.25%
                                                                                  0.25%
------------------- ----------------------- ------------- ----------------------- ------------------------------------------------